UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2013 (August 28, 2013)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by Inland American Real Estate Trust, Inc., a Maryland corporation (the “Company”), on September 4, 2013, regarding (i) the amendment of the management agreements governing the Company’s industrial, office and retail properties and (ii) the termination of the management agreement governing the Company’s apartment properties.  The Company is filing this Form 8-K/A to incorporate certain agreements by reference into its Item 1.01 and Item 1.02 disclosures.

Item                      1.01.                     Entry into a Material Definitive Agreement.

On August 30, 2013, the Company entered into a Second Master Management Agreement and Property Management Agreement Amendment Agreement (the “Amendment”) with Inland American Industrial Management LLC, Inland American Office Management LLC and Inland American Retail Management LLC (each a “Manager”), which amended all of the Company’s master management agreements with the Managers, dated July 1, 2012, as amended (the “Master Management Agreements”), and individual property management agreements between the Company’s subsidiaries and the Managers, as amended (the “Individual Management Agreements”), which taken together govern the management of all of the Company’s properties.

Each Manager’s sole member is Inland American Holdco Management LLC (“Inland Holdco”), which has three members, all corporations that are controlled by the principals of The Inland Group, Inc. but which are owned by a number of individuals.  Neither The Inland Group, Inc. nor any of its subsidiaries own any shares of stock in these corporations.

The Inland Group, Inc. is the ultimate parent of the Company’s sponsor, Inland Real Estate Investment Corporation, and the Company’s business manager, Inland American Business Manager & Advisor, Inc.

The Amendment changes the date by which a notice of termination must be delivered in order to prevent the automatic renewal of the Master Management Agreements and Individual Management Agreements.  The new termination notice deadline for each agreement is September 30, 2013.  Prior to executing the Amendment, the termination notice deadline for each agreement was August 31, 2013.

The Amendment also changes the termination date for each of the Master Management Agreements and Individual Management Agreements from December 31, 2013, to January 31, 2014.

In all other respects, the terms and conditions of the Master Management Agreements and Individual Management Agreements remain unchanged.

The information set forth above with respect to the Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Amendment attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 disclosure by reference.

Item                      1.02.                     Termination of a Material Definitive Agreement.

On August 28, 2013, the Company completed the previously announced sale of its apartment properties, which automatically terminated that certain Master Management Agreement, dated as of July 1, 2012 (as amended by the Master Management Agreement and Property Management Agreement Amendment

Agreement, dated as of June 29, 2013), by and between the Company and Inland American Apartment Management LLC, a Delaware limited liability company (the “Apartment Manager”), which governed the management of the Company’s apartment properties (the “Apartment Management Agreement”).

Inland Holdco is the sole member of the Apartment Manager and the description of the relationship between Inland Holdco and the Company included in Item 1.01 is incorporated in its entirety into this Item 1.02 disclosure.

The information set forth above with respect to the Apartment Management Agreement does not purport to be complete in its scope and is qualified in its entirety by the full text of the Apartment Management Agreement.  Incorporated herein by reference are (i) the original Apartment Management Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 6, 2012, and (ii) the Master Management Agreement and Property Management Agreement Amendment Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 5, 2013.

Item                      9.01.                     Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Second Master Management Agreement and Property Management Agreement Amendment Agreement, dated as of August 30, 2013, by and among Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC, Inland American Office Management LLC and Inland American Retail Management LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date: September 5, 2013	By:	/s/ Jack Potts
	Name:	Jack Potts
	Title:	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Second Master Management Agreement and Property Management Agreement Amendment Agreement, dated as of August 30, 2013, by and among Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC, Inland American Office Management LLC and Inland American Retail Management LLC